SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

May 2, 2012 (April 26, 2012)

Date of Report

(Date of Earliest Event Reported)

Synovus Financial Corp.

(Exact Name of Registrant as Specified in its Charter)

Georgia	1-10312	58-1134883
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Bay Avenue, Suite 500, Columbus, Georgia 31901

(Address of principal executive offices) (Zip Code)

(706) 649-2311

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company’s 2012 annual shareholders’ meeting was held on April 26, 2012. Following is a summary of the proposals that were submitted to the shareholders for approval and a tabulation of the votes with respect to each proposal.

Proposal 1

The proposal was to elect as directors the 15 nominees named in the proxy statement for Synovus’ 2012 Annual Meeting of Shareholders.

Nominee	Votes For	Votes Against	Abstentions

Catherine A. Allen	1,798,038,614	23,082,711	5,391,904
Frank W. Brumley	1,768,719,334	54,211,960	3,581,935
Stephen T. Butler	1,809,350,217	13,480,116	3,682,896
Elizabeth W. Camp	1,800,523,051	20,897,070	5,093,108
T. Michael Goodrich	1,800,690,421	21,463,785	4,359,023
V. Nathaniel Hansford	1,796,894,192	25,382,887	4,236,150
Mason H. Lampton	1,798,890,768	23,444,450	4,178,011
Jerry W. Nix	1,805,254,170	16,044,171	5,214,888
Lynn Page	1,798,077,149	24,556,243	3,879,837
Joseph J. Prochaska, Jr.	1,800,593,877	21,500,196	4,419,156
J. Neal Purcell	1,801,218,306	21,317,578	3,977,345
Kessel D. Stelling, Jr.	1,801,371,302	21,264,245	3,877,682
Melvin T. Stith	1,795,181,300	27,558,032	3,773,897
Philip W. Tomlinson	1,747,858,921	74,555,923	4,098,385
James D. Yancey	1,798,308,073	23,852,626	4,352,530

There were 195,068,929 broker non-votes for each director on this proposal.

Proposal 2

The proposal was to approve the compensation of Synovus’ named executive officers as determined by the Compensation Committee.

Votes For	Votes Against	Abstentions	Broker Non-Votes

1,719,144,434	98,026,259	9,342,536	195,068,929

Proposal 3

The proposal was to re-approve the material terms of performance goals under the Synovus Financial Corp. 2007 Omnibus Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,722,279,286	96,860,918	7,373,025	195,068,929

Proposal 4

The proposal was to ratify the appointment of KPMG LLP as Synovus’ independent auditor for the fiscal year ended December 31, 2012.

Votes For	Votes Against	Abstentions	Broker Non-Votes

1,976,472,049	41,970,290	3,139,819	0

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Synovus has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOVUS FINANCIAL CORP.
(“Synovus”)

Dated: May 2, 2012	By:	/s/ Samuel F. Hatcher
Executive Vice President, General Counsel and Secretary

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